Exhibit 11 under N-1A
                                          Exhibit 23 under Item 601/Reg SK



                               ARTHUR ANDERSEN LLP






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 24 to Form N-1A Registration Statement of the Money Market Obligations Trust of our report dated September 25, 1998, on the financial statements of Government Obligations Fund, Prime Obligations Fund, Treasury Obligations Fund, Tax-Free Obligations Fund, Government Obligations Tax-Managed Fund, and Automated Cash Management Trust as of July 31, 1998, included in or made part of this registrations statement.



By: /s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
September 25, 1998